Exhibit 99.4

DYNEGY HOLDINGS INC.

OFFER TO EXCHANGE

UP TO $550,000,000 REGISTERED 7 1/2% SENIOR UNSECURED NOTES DUE 2015 FOR ANY AND ALL OUTSTANDING UNREGISTERED 7 1/2 % SENIOR UNSECURED NOTES DUE 2015

UP TO $1,100,000,000 REGISTERED 7 3/4% SENIOR UNSECURED NOTES DUE 2019 FOR ANY AND ALL OUTSTANDING UNREGISTERED 7 3/4% SENIOR UNSECURED NOTES DUE 2019

To Our Clients:

Enclosed for your consideration is a prospectus, dated                     , 2007 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) of Dynegy Holdings Inc. (the “Company”) to exchange (i) up to $550,000,000 in aggregate principal amount of its 7 1/2% Senior Unsecured Notes due 2015 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “2015 Exchange Notes”), for the same amount of its outstanding 7 1/2% Senior Unsecured Notes due 2015 (the “2015 Outstanding Notes”) and (ii) up to $1,100,000,000 in aggregate principal amount of its 7 3/4% Senior Unsecured Notes due 2019 which have been registered under the Securities Act (the “2019 Exchange Notes” and, together with the 2015 Exchange Notes, the “Exchange Notes”) for the same amount of its outstanding 7 3/4% Senior Unsecured Notes due 2019 (the “2019 Outstanding Notes” and, together with the 2015 Outstanding Notes, the “Outstanding Notes”). The Outstanding Notes were issued in a private offering in May 2007 pursuant to Rule 144A and Regulation S under the Securities Act. The Exchange Offer is being extended to all holders of the Outstanding Notes in order to satisfy certain obligations of the Company set forth in the Registration Rights Agreement, dated as of May 24, 2007, by and among the Company and the initial purchasers of the Outstanding Notes. The Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions and registration rights relating to the Outstanding Notes will not apply to the Exchange Notes.

These materials are being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on                     , 2007, unless the Exchange Offer is extended by the Company. Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Outstanding Notes.

2. The Exchange Offer is subject to certain conditions set forth in the section of the Prospectus entitled “The Exchange Offer—Conditions.”

3. Any transfer taxes incident to the transfer of Outstanding Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 P.M., New York City time, on             , 2007, unless the Exchange Offer is extended by the Company.

If you wish to have us tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the instruction form accompanying this letter. The Letter of Transmittal is furnished to you for your information only and may not be used by you to tender your Outstanding Notes.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Dynegy Holdings Inc. with respect to its Outstanding Notes.

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$                 of 7 1/2% Senior Unsecured Notes due 2015

$                 of 7 3/4% Senior Unsecured Notes due 2019

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	to tender the following Outstanding Notes, subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal, held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered) (if any):

$                 of 7 1/2% Senior Unsecured Notes due 2015

$                 of 7 3/4% Senior Unsecured Notes due 2019

☐	not to tender any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

•	the Exchange Notes acquired in exchange for Outstanding Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned;

•

the undersigned has no arrangements or understanding with any person to participate in a distribution of Outstanding Notes or Exchange Notes issued to the undersigned within the meaning of the Securities Act;

•

the undersigned is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or, if the undersigned is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	if the undersigned is not a broker-dealer, that the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes within the meaning of the Securities Act.

If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes.

Signature:

Print Name here:

(Print Address):

(Area Code and Telephone Number):

(Tax Identification or Social Security Number):

Dated:

None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature hereon shall constitute an instruction to us to tender all of the Outstanding Notes held by us for your account.

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